EXHIBIT 99.1
For Immediate Release
Builders FirstSource Reports Fourth Quarter and Fiscal Year 2007
Results
February 20, 2008 (Dallas, TX) – Builders FirstSource, Inc. (NasdaqGS: BLDR), a leading supplier and manufacturer of structural and related building products for residential new construction in the United States, today reported its results for the fourth quarter and fiscal year ended December 31, 2007.
2007 Financial Highlights (unaudited)

	Fourth Quarter	Fiscal Year
Sales	$302.3 million	$1,592.5 million
Gross margin as a percentage of sales	23.0 percent	24.5 percent
Impairment of goodwill and fixed assets, pre-tax	$9.4 million	$28.3 million
(per share amounts net of tax)	($0.17 per share)	($0.47 per share)
Write-off of deferred loan costs, pre-tax	$1.6 million	$1.6 million
(per share amounts net of tax)	($0.03 per share)	($0.03 per share)
Net loss	$20.4 million	$23.8 million
Net loss per diluted share	$0.58	$0.68
Diluted weighted average shares outstanding	35.1 million	34.9 million
Operating cash flow	$11.8 million	$71.5 million
“During the fourth quarter, we saw a further decline in housing activity which negatively impacted our results,” said Floyd Sherman, Builders FirstSource Chief Executive Officer. “Housing starts in our markets fell an estimated 35 percent for the fourth quarter of 2007 year-over-year and 34 percent for fiscal 2007. We partially mitigated the decline in housing starts by growing market share and adding new operations. The change in market prices for lumber & lumber sheet goods had a nominal impact on sales during the quarter.”
Sherman continued, “Although economic conditions have continued to deteriorate throughout 2007, we have maintained a clear focus on reducing operating costs, improving operating efficiencies, and generating positive cash flow. Our selling, general and administrative expenses decreased by 14.6 percent as compared to 2006 and we have reduced our headcount by approximately 36 percent since the housing correction began in March 2006. We believe this expense reduction strategy will help us to weather the current downturn and create a more efficient organization. We are not only focused on the fiscal side of our business, but also, and more particularly, on maintaining and developing customer relationships. Our people in the field are critical to this effort. I want to thank all of our employees for their continued focus and hard work during this difficult time in our industry.”
Charles Horn, Builders FirstSource Senior Vice President and Chief Financial Officer, added, “We continue to execute our strategy of reducing headcount, rationalizing physical capacity, restructuring underperforming operations and driving operational improvements. Our focus has

Builders FirstSource Reports Fourth Quarter and Fiscal Year 2007
Results (continued)
been on generating cash and protecting liquidity. We believe we have been successful. For 2007, our operating cash flow was $71.5 million and our free cash flow, defined as operating cash flow less capital expenditures, was $61.4 million.”
“In addition,” Horn added, “we improved our overall liquidity during the fourth quarter of 2007 by entering into a new $350 million revolving credit facility. We believe this credit facility will enable us to better manage our business through the current downturn. At the end of December, we had approximately $120 in availability under the credit facility and $98 million in cash on hand for nearly $220 million in combined liquidity.”
Fourth Quarter 2007 Results Compared to Fourth Quarter 2006
(See accompanying financial schedules for full financial details and reconciliations of Non-GAAP financial measures to their GAAP equivalents.)
•	Sales were $302.3 million compared to $438.6 million. Sales declined $136.3 million year-over-year, or 31.1 percent. Our sales volume dropped 29.8 percent due to continued weakness in the housing market. Overall, we estimate that housing activity in our markets fell 34.7 percent year-over-year, which was partially offset by sales volume growth of 2.4 percent due to market share gains and 1.5 percent due to new operations.

•	Gross margin percentage was 23 percent, down from 26 percent, due to margin compression in almost all product categories, especially lumber & lumber sheet goods. The de-leveraging of fixed costs within our manufacturing operations lowered gross margins by 113 basis points, while lower prices on commodity lumber products contributed 70 basis points to the decline.

•	Selling, general and administrative (“SG&A”) expenses decreased $14.0 million, or 14.1 percent. As a percentage of sales, however, SG&A increased from 22.7 percent in 2006 to 28.3 percent in 2007 as 54 percent of the category is fixed in nature. Average full-time equivalent employees for the fourth quarter 2007 were 21.0 percent lower than the fourth quarter 2006, while our salaries and benefits expense, excluding stock compensation expense, fell $11.6 million, or 19.4 percent, compared to a 29.8 percent sales volume decline. Part of the reduction in headcount during the fourth quarter was a result of closing some of our regional headquarters and idling production in some of our facilities in our efforts to optimize production across the organization.

•	We recorded a goodwill impairment charge of $8.7 million before tax, or $0.16 per share net of tax, related to certain business units. The impairment charge is the result of the continued decline in housing starts in these specific markets and the effect of this decline on these business units’ current operating performance as well as long-term expectations. Additionally, we recorded a pre-tax asset impairment charge of $0.7 million related to a certain business unit. As a result of the asset impairment charge and goodwill impairment charge taken during the fourth quarter, the one business unit no longer has any intangible assets.

•	In the fourth quarter of 2007, we permanently retired our term loan and replaced our $110 million long-term revolver and $15 million pre-funded letter of credit facility upon entering into a new $350 million revolving credit facility. We wrote off $1.6 million (before tax) in deferred loan costs related to the old credit facility.

Builders FirstSource Reports Fourth Quarter and Fiscal Year 2007
Results (continued)
•	The company’s effective tax rate was a benefit of 37.3 percent compared to an expense of 50.4 percent last year, the result of a pre-tax loss in the current quarter.

•	Net loss was $20.4 million, or $0.58 per diluted share, compared to net income of $3.9 million, or $0.11 per diluted share.

•	Diluted weighted average shares outstanding were 35.1 million compared to 36.1 million.

•	Adjusted EBITDA was a loss of $8.1 million compared to earnings of $21.9 million.

•	As of December 31, 2007, the company’s cash on hand was $97.6 million, and funded debt was $275.0 million.

•	Operating cash flow was $11.8 million compared to $38.4 million for the fourth quarter of 2007 and 2006, respectively.

•	Capital expenditures were $2.6 million compared to $5.1 million for the fourth quarter of 2007 and 2006.
Fiscal Year 2007 Financial Results Compared to Fiscal Year 2006
(See accompanying financial schedules for full financial details and reconciliations of Non-GAAP financial measures to their GAAP equivalents.)
•	Sales were $1,592.5 million compared to $2,239.5 million. Sales declined $647.0 million, or 28.9 percent, due to a 24.6 percent sales volume decline and a 2.7 percent decline in commodity prices. We estimate that housing activity in our markets fell 34.1 percent for fiscal year 2007 when compared to fiscal year 2006, which was partially offset by sales volume growth due to market share gains of 6.1 percent and new operations of 1.8 percent.

•	Gross margin percentage was 24.5 percent, down from 26.2 percent, due to margin compression in almost all product categories, particularly lumber & lumber sheet goods, which declined $73.8 million. The de-leveraging of lower sales volumes to fixed cost of sales lowered our gross margins by 90 basis points. Lower prices on lumber & lumber sheet goods contributed 70 basis points to the decline. Additionally, the rising percentage of installed sales, which traditionally carry lower gross margins, had a negative impact on our 2007 gross margin percentage.

•	Selling, general and administrative expenses decreased $64.3 million, or 14.6 percent. However, as a percentage of sales, our SG&A increased from 19.6 percent in 2006 to 23.6 percent in 2007 as 49 percent of the category is fixed in nature. Average full time equivalent employees for 2007 were 18.2 percent lower than 2006, while our salaries and benefits expense, excluding stock compensation expense, fell $58.1 million, or 20.7 percent, compared to a 24.6 percent sales volume decline.

•	We recorded goodwill impairment charges of $27.6 million before tax, or $0.46 per diluted share net of tax, in 2007 related to certain business units. The impairment charge is the result of a continued decline in housing starts in these specific business units and the effect of this decline on these business units’ current operating performance as well

Builders FirstSource Reports Fourth Quarter and Fiscal Year 2007
Results (continued)
as long-term expectations. Additionally, we recorded a pre-tax asset impairment charge of $0.7 million related to a certain business unit.

•	The company’s effective tax rate was a benefit of 41.5 percent compared to an expense of 38.0 percent last year.

•	Net loss was $23.8 million, or $0.68 per diluted share, compared to net income of $68.9 million, or $1.91 per diluted share.

•	Diluted weighted average shares outstanding were 34.9 million compared to 36.0 million.

•	Adjusted EBITDA was $46.6 million, or 2.9 percent of sales, compared to $173.1 million, or 7.7 percent of sales.

•	Operating cash flow was $71.5 million compared to $111.8 million for 2007 and 2006, respectively.

•	Capital expenditures were $10.1 million and $27.2 million for 2007 and 2006, respectively.
Outlook
The company cannot predict the duration of the current market conditions or the strength of future recovery in the housing market. Additionally, increased competitive pressure arising from the current operating conditions could continue to have a negative impact on gross margins.
Mr. Sherman concluded, “We will continue to thoughtfully look for ways to counteract the non-controllable macroeconomic factors while still providing quality customer service as we manage through this down cycle. We will also continue to look for attractive opportunities to grow our company.”
Conference Call
Builders FirstSource will host a conference call Thursday, February 21, 2008, at 10:00 a.m. Central Time (CT) and will simultaneously broadcast it live over the Internet. To participate in the teleconference, please dial into the call a few minutes before the start time: 800-753-9048 (U.S. and Canada) and 913-312-0652 (international). A replay of the call will be available from 1:00 p.m. CT February 21, 2008 through February 29, 2008. To access the replay, please dial 888-203-1112 (U.S. and Canada) and 719-457-0820 (international). Please refer to pass code 7914081. To access the webcast, go to www.bldr.com and click on “Investors.” The online archive of the webcast will be available for approximately 90 days.
About Builders FirstSource
Headquartered in Dallas, Texas, Builders FirstSource is a leading supplier and manufacturer of structural and related building products for residential new construction. The company operates in 13 states, principally in the southern and eastern United States, and has 65 distribution centers and 62 manufacturing facilities, many of which are located on the same premises as our distribution facilities. Manufacturing facilities include plants that manufacture roof and floor trusses, wall panels, stairs, aluminum and vinyl windows, custom millwork and pre-hung doors. Builders FirstSource also distributes windows, interior and exterior doors, dimensional lumber and lumber sheet goods, millwork and other

Builders FirstSource Reports Fourth Quarter and Fiscal Year 2007
Results (continued)
building products. For more information about Builders FirstSource, visit the company’s Web site at www.bldr.com.
Cautionary Notice
Statements in this news release and the schedules hereto which are not purely historical facts or which necessarily depend upon future events, including statements about the impact of expected market share gains, plans to reduce costs, forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Builders FirstSource, Inc. on the date this release was submitted. Builders FirstSource, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s growth strategies, including gaining market share, or the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, lumber prices and the economy. Builders FirstSource, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource, Inc.’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.
# # #
Contact:

Charles L. Horn
Senior Vice President and Chief Financial Officer
Builders FirstSource, Inc.
(214) 880-3500
Financial Schedules to Follow

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2007	2006	2007	2006
	(in thousands, except per share amounts)
Sales	$302,262	$438,579	$1,592,462	$2,239,454
Cost of sales	232,763	324,445	1,202,156	1,652,899

Gross margin	69,499	114,134	390,306	586,555

Selling, general and administrative expenses (includes stock-based compensation expense of $1,040 and $1,163 for the three months ended in 2007 and 2006, respectively, and $7,073 and $4,127 for the twelve months ended in 2007 and 2006, respectively)	85,391	99,391	375,621	439,944
Impairment of goodwill	8,696	—	27,560	6,763

(Loss) income from operations	(24,588)	14,743	(12,875)	139,848
Interest expense, net	7,882	6,925	27,727	28,718

(Loss) income before income taxes	(32,470)	7,818	(40,602)	111,130
Income tax (benefit) expense	(12,103)	3,941	(16,850)	42,237

Net (loss) income	$(20,367)	$3,877	$(23,752)	$68,893

Net (loss) income per share:
Basic	$(0.58)	$0.11	$(0.68)	$2.04

Diluted	$(0.58)	$0.11	$(0.68)	$1.91

Weighted average common shares:
Basic	35,060	34,224	34,904	33,796

Diluted	35,060	36,069	34,904	36,039

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES
Sales by Product Category
(unaudited)

	Three months ended December 31,
	2007		2006
		(dollars in thousands)
Prefabricated components	$60,849	20.1%	$86,095	19.6%
Windows & doors	74,489	24.6%	103,337	23.6%
Lumber & lumber sheet goods	74,008	24.5%	122,753	28.0%
Millwork	31,616	10.5%	42,719	9.7%
Other building products & services	61,300	20.3%	83,675	19.1%

Total sales	$302,262	100.0%	$438,579	100.0%

	Twelve months ended December 31,
	2007		2006
		(dollars in thousands)
Prefabricated components	$331,713	20.8%	$463,738	20.7%
Windows & doors	366,433	23.0%	470,437	21.0%
Lumber & lumber sheet goods	424,532	26.7%	716,443	32.0%
Millwork	155,241	9.7%	204,424	9.1%
Other building products & services	314,543	19.8%	384,412	17.2%

Total sales	$1,592,462	100.0%	$2,239,454	100.0%

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited)

	December 31,	December 31,
	2007	2006

	(in thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$97,574	$93,258
Accounts receivable, less allowances of $7,209 and $6,292, respectively	149,482	196,658
Inventories	95,038	122,015
Other current assets	26,672	28,380

Total current assets	368,766	440,311
Property, plant and equipment, net	96,358	109,777
Goodwill	155,588	173,806
Other assets, net	26,711	24,621

Total assets	$647,423	$748,515

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$65,811	$84,944
Accrued liabilities	47,626	59,329
Current maturities of long-term debt	40	442

Total current liabilities	113,477	144,715
Long-term debt, net of current maturities	279,226	318,758
Other long-term liabilities	13,173	28,178

	405,876	491,651

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, $0.01 par value, 200,000 shares authorized; 35,701 and 34,832 shares issued and outstanding at December 31, 2007 and 2006, respectively	351	345
Additional paid-in capital	138,476	127,630
Retained earnings	102,375	126,974
Accumulated other comprehensive income	345	1,915

Total stockholders’ equity	241,547	256,864

Total liabilities and stockholders’ equity	$647,423	$748,515

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Twelve months ended December 31,
	2007	2006
	(in thousands)
Cash flows from operating activities:
Net (loss) income	$(23,752)	$68,893
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Depreciation and amortization	24,823	22,346
Impairment of goodwill	27,560	6,763
Amortization of deferred loan costs	4,206	2,623
Deferred income taxes	(12,945)	(1,699)
Bad debt expense	3,234	631
Non-cash stock based compensation	7,073	4,127
Net (gain) loss on sales of assets	(460)	14
Changes in assets and liabilities:
Accounts receivable	48,186	50,098
Inventories	28,851	31,308
Other current assets	966	(3,065)
Other assets and liabilities	(3,007)	2,975
Accounts payable	(20,789)	(47,631)
Accrued liabilities	(12,449)	(25,536)

Net cash provided by operating activities	71,497	111,847

Cash flows from investing activities:
Purchases of property, plant and equipment	(10,053)	(27,192)
Proceeds from sale of property, plant and equipment	2,015	1,702
Cash used for acquisitions, net	(18,288)	(35,378)

Net cash used in investing activities	(26,326)	(60,868)

Cash flows from financing activities:
Payments of long-term debt	(39,934)	(132)
Deferred loan costs	(4,423)	(100)
Exercise of stock options	4,224	11,891
Repurchase of common stock	(722)	(116)

Net cash (used in) provided by financing activities	(40,855)	11,543

Net change in cash and cash equivalents	4,316	62,522
Cash and cash equivalents at beginning of period	93,258	30,736

Cash and cash equivalents at end of period	$97,574	$93,258

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to their GAAP Equivalents
(unaudited — dollars in thousands)

Note:	The company provided detailed explanations of these non-GAAP financial measures in its Form 8-K filed with the Securities and Exchange Commission on February 20, 2008.

	Three months ended		Twelve months ended
	December 31,		December 31,
	2007	2006	2007	2006

Reconciliation to EBITDA:
Net (loss) income	$(20,367)	$3,877	$(23,752)	$68,893
Reconciling items:
Depreciation and amortization expense	6,767	6,036	24,823	22,346
Impairment of goodwill	8,696	—	27,560	6,763
Interest expense	7,882	6,925	27,727	28,718
Income tax (benefit) expense	(12,103)	3,941	(16,850)	42,237

EBITDA	$(9,125)	$20,779	$39,508	$168,957
Stock compensation expense	1,040	1,163	7,073	4,127

Adjusted EBITDA	$(8,085)	$21,942	$46,581	$173,084

Adjusted EBITDA as percentage of sales	-2.7%	5.0%	2.9%	7.7%

	Last twelve months ended
	December 31,
	2007	2006

Reconciliation to Return on Net Assets:
Net income	$(23,752)	$68,893
Reconciling items:
Interest expense	27,727	28,718
Income tax (benefit) expense	(16,850)	42,237

Earnings before interest and taxes	$(12,875)	$139,848

Average net assets	$473,457	$496,271
Return on net assets	-2.7%	28.2%